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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 1 to Registration Statement No. 333-29581 of Layne Christensen Company on Form S-2 of our report dated March 7, 1997, included and incorporated by reference in the Annual Report on Form 10-K of Layne Christensen Company for the year ended January 31, 1997, and to the use of our report dated March 7, 1997 (July 7, 1997 as to Note 14), appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Kansas City, Missouri
July 11, 1997